EXHIBIT 10.335

FOURTH AMENDMENT TO SECURED LOAN AGREEMENT
AND PAYMENT GUARANTY

This FOURTH AMENDMENT TO SECURED LOAN AGREEMENT AND PAYMENT GUARANTY (this “Amendment”), made as of the 28th day of March, 2014, by and among WOODLAND HILLS HC PROPERTY HOLDINGS, LLC, NORTHRIDGE HC&R PROPERTY HOLDINGS, LLC, APH&R PROPERTY HOLDINGS, LLC, WOODLAND HILLS HC NURSING, LLC, NORTHRIDGE HC&R NURSING, LLC, and APH&R NURSING, LLC, each a Georgia limited liability company (each a “Borrower,” and together, “Borrowers”), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation and formerly an Ohio corporation (“Parent”), ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company, and ADCARE OPERATIONS, LLC, a Georgia limited liability company (each a “Guarantor”, and together, “Guarantors”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).
W I T N E S S E T H:
WHEREAS, Borrowers and Lender entered into that certain Secured Loan Agreement dated as of December 28, 2012 (the “Original Loan Agreement”), pursuant to which Lender made a $16,500,000 term loan to Borrowers (the “Loan”); and
WHEREAS, the Obligations of Borrowers are guaranteed by Guarantors pursuant to the Guaranties, including but not limited to that certain Payment Guaranty dated as of December 28, 2012 (the “Original Parent Guaranty”), from Parent in favor of Lender; and
WHEREAS, the Original Loan Agreement and the Original Parent Guaranty have each been amended by (i) that certain First Amendment to Secured Loan Agreement and Payment Guaranty dated as of May 31, 2013, by and among Borrowers, Guarantors, and Lender (the “First Amendment”), by (ii) that certain Second Amendment to Secured Loan Agreement and Payment Guaranty by and among Borrowers, Guarantors, and Lender dated as of June 27, 2013 (the “Second Amendment”), and by (iii) that certain Third Amendment to Secured Loan Agreement and Payment Guaranty dated as of November 14, 2013 (the “Third Amendment”) (the Original Loan Agreement and the Original Parent Guaranty, as so amended, and as may be further modified, consolidated, amended, restated, extended, renewed, or supplemented from time to time, respectively referred to herein as the “Loan Agreement” and the “Parent Guaranty”);
WHEREAS, the outstanding principal amount of the Loan has previously been reduced to $15,400,000 by virtue of a partial prepayment by Borrowers; and
WHEREAS, Loan Parties have requested certain waivers and that certain terms of the Loan Agreement and the Parent Guaranty be modified and amended as hereinafter set forth; and
WHEREAS, Lender has agreed to such waivers, modifications and amendments as set forth herein, subject to the terms and conditions hereinafter set forth.
WHEREAS, all capitalized terms used herein have the meanings ascribed thereto in the Loan Agreement unless otherwise provided herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
1.    Waivers. Lender acknowledges that (a) Parent has advised that it failed to comply with the AdCare Total EBITDAR to AdCare Fixed Charges ratio of 1.15 to 1.0 for the fiscal quarter ending December 31, 2013 as required pursuant to Subparagraph 6(c)(i)(B) of the Parent Guaranty; (b) Borrowers have advised that they failed to comply with Section 10.1(w)(iii) of the Loan Agreement, by permitting the Implied Debt Service Coverage for the Projects to be less than 1.20 to 1.0 for the three fiscal quarters ending December 31, 2013; and (c) Borrowers have advised that they failed to comply with the requirement of Section 4.4(b) of the Loan Agreement that Borrowers make a Sinking Fund Payment due on March 1, 2014 by virtue of the Abington Adjusted EBITDA being less than $450,000 for the trailing three (3)-month period ended on December 31, 2013, on an annualized basis (the events described in clauses (a), (b) and (c), collectively, the “Events”). Lender hereby waives any Default or Event of Default that may exist solely as a result of the Events described in clauses (a), (b) and (c) only.

2.    Amendment to §2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement, Defined Terms, is modified and amended as follows:

(a)The following new definitions are hereby inserted in Section 2.1 in their appropriate alphabetical sequence:

“2014 Fee Agreement: The Agreement Regarding Exit Fees dated as of the Fourth Amendment Effective Date, executed by and among Borrowers, Guarantors and Lender, as the same may be modified, amended, supplemented, restated or replaced from time to time.
Fourth Amendment: The Fourth Amendment to Secured Loan Agreement and Payment Guaranty dated as of March [__], 2014 by and among Borrowers, the Guarantors and the Lender.
Fourth Amendment Effective Date: The date on which the conditions to effectiveness of the Fourth Amendment, as described in Paragraph 9 of the Fourth Amendment, are satisfied.”
(b)    The definitions of Borrower Total Adjusted EBITDA and Operating Expenses are amended to delete references therein to “$1,000.00” per bed annual replacement reserves, and to substitute in lieu of the deleted amount references to “$500.00” per bed annual replacement reserves,

(c)    The existing definition of “Assumed Debt Service” is deleted in its entirety and the following new definition is inserted in lieu thereof:

“Assumed Debt Service: For any period, the aggregate installments of principal and interest that would be required for the Loan (net of any cash collateral held in the Cash Collateral Account as of the close of Lender’s business on the last Business Day of such period) calculated based upon a thirty (30) year amortization schedule and an assumed per annum interest rate of six and one-half percent (6.50%). Notwithstanding the foregoing, for purposes of calculating Assumed Debt Service to determine whether the Borrower may request that the Lender release the cash from the Cash Collateral Account (described in Subparagraph 6(e) of the Parent Guaranty), Borrowers will use the gross Loan amount (i.e., not net of cash collateral) to calculate Assumed Debt Service.”

(d)    The existing definition of “Parent Guaranty” is deleted in its entirety and the following new definition is inserted in lieu thereof:

“Parent Guaranty: As such term is defined in Section 4.2(c), as such guaranty may be amended, modified, extended, renewed, restated or replaced from time to time.”
(e)    The existing definition of “Sinking Fund Period” is deleted in its entirety and the following new definition is inserted in lieu thereof:

“Sinking Fund Period: Any period commencing upon the occurrence of any Event of Default and ending on the date, if any, on which Lender waives such Event of Default in writing.”
3.    Amendment to Section 4.4 of the Loan Agreement. Section 4.4 of the Loan Agreement, Prepayments, is modified and amended by deleting the first two sentences of Section 4.4(b) in their entirety, and by inserting the following language in lieu of the deleted language:

“Upon the occurrence and during the continuation of an Event of Default (and assuming the Obligations shall not have been accelerated pursuant to Section 15.1), Borrowers shall make monthly Sinking Fund Payments to Lender on the first day of each calendar month during the Sinking Fund Period, commencing on the first day of the first full calendar month of the Sinking Fund Period. Failure of Borrowers to make any Sinking Fund Payment required by this paragraph shall constitute an Event of Default.”
4.    Amendment to Section 7.7 of the Loan Agreement. Section 7.7 of the Loan Agreement, Exit Fees, is modified and amended by deleting the existing language thereof in its entirety and substituting in lieu thereof the following:

“7.7. Exit Fee. Borrowers will pay to Lender the exit fees specified in the 2014 Fee Agreement, at the times, in the amounts and under the circumstances specified therein, and all such amounts shall constitute Obligations.
6.    Amendment to §9.5 of the Loan Agreement. Section 9.5 of the Loan Agreement, Special Collateral Account, is modified and amended by adding the following sentence immediately prior to the last sentence of said Section:

“Borrowers hereby request and direct Lender to transfer funds from the Special Collateral Account to the Cash Collateral Account on the Fourth Amendment Effective Date in an amount necessary to cause $2,000,000 to remain in the Cash Collateral Account immediately after application of $3,400,000 from the Cash Collateral Account on such date to reduce the outstanding principal amount of the Loans (as provided in the Fourth Amendment), and Lender hereby consents to and agrees to make such transfer to the Cash Collateral Account.”
7.    Amendment to §10.1(w) of the Loan Agreement. Section 10.1(w) of the Loan Agreement, Implied Debt Service Coverage, is modified and amended by deleting the existing language thereof in its entirety and substituting in lieu thereof the following:

“(w) Implied Debt Service Coverage. Borrower shall not permit the Implied Debt Service Coverage for the Projects, tested quarterly at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2014, to be less than (i) 1.4 to 1.0 for the fiscal quarter ending March 31, 2014, (ii) 1.6 to 1.0 for the two (2) fiscal quarters ending June 30, 2014,

(iii) 1.6 to 1.0 for the three (3) fiscal quarters ending September 30, 2014, and (iv) 1.75 to 1.0 for the four (4) fiscal quarters ending December 31, 2014 and thereafter on a rolling four (4) quarter basis.”
8.    Amendment to Subparagraph 6(c) of the Parent Guaranty. Subparagraph 6(c)(i) of the Parent Guaranty is modified and amended by deleting the existing language thereof in its entirety and substituting in lieu thereof the following:

“(c)(i) Guarantor shall not permit the ratio of AdCare Total EBITDAR (as hereinafter defined) to AdCare Fixed Charges (as hereinafter defined), in each case tested as of the end of each fiscal quarter, to be less than (A) 0.85 to 1.0 on a trailing one (1) quarter basis for the test period ending March 31, 2014, (B) 0.95 to 1.0 on a trailing two (2) quarter basis for the test period ending June 30, 2014, (C) 1.0 to 1.0 on a trailing three (3) quarter basis for the test period ending September 30, 2014 (D) 1.10 to 1.0 on a trailing four (4) quarter basis for the test period ending December 31, 2014, and (E) 1.15 to 1.0 on a trailing four (4) quarter basis thereafter.”
9.    Amendment to Subparagraph 6(e) of the Parent Guaranty. Subparagraph 6(e) of the Parent Guaranty is amended by adding the following after the last sentence thereof:

“Notwithstanding anything to the contrary contained herein, Guarantor authorizes and directs Lender to apply the sum of Three Million Four Hundred Thousand Dollars ($3,400,000) from funds on hand in the Cash Collateral Account on the Fourth Amendment Effective Date, to reduce the outstanding balance of the Loan from Fifteen Million Four Hundred Thousand Dollars ($15,400,000) to Twelve Million Dollars ($12,000,000), and to retain the balance remaining in the Cash Collateral Account, in the minimum amount of Two Million and 00/100 Dollars ($2,000,000), as cash collateral, which amounts shall be subject to the other terms and provisions set forth herein and in the other Loan Documents. Lender agrees that, at such time as Borrowers’ Implied Debt Service Coverage for the Projects (calculated without netting out amounts then held as cash collateral in the Cash Collateral Account) shall be greater than or equal to 2.0 to 1.0 on a trailing four (4)-quarter basis for three consecutive fiscal quarters, and provided that no Default or Event of Default then exists, Lender will refund to Guarantor all amounts then remaining in the Cash Collateral Account. Until such time, Lender reserves unto itself the full rights and privileges given to it under this Guaranty and the Loan Agreement to apply any cash collateral to the Guaranteed Obligations and retains the sole dominion and control of the Cash Collateral Account, as described in the Loan Agreement.”
10.    No Other Amendments, Waivers. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided or permitted herein, operate as an amendment or waiver of any right, power or remedy of Lender under the Loan Agreement, the Parent Guaranty, or any of the other Loan Documents; nor shall it constitute an amendment or waiver of any provision of the Loan Agreement, the Parent Guaranty, or any of the other Loan Documents. Except for the amendments expressly set forth above, the text of the Loan Agreement, the Parent Guaranty, and all other Loan Documents shall remain unchanged and in full force and effect, Borrowers and Guarantors hereby ratify and confirm their respective obligations thereunder, as herein modified and amended. This Amendment shall not constitute a course of dealing with Lender at variance with the Loan Agreement, the Parent Guaranty, or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Loan Agreement, the Parent Guaranty, and the other Loan Documents in the future.

11.    Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the following conditions have been met to the satisfaction of Lender:

(a)    Counterparts of this Amendment duly executed by each Borrower and each Guarantor have been received by Lender;

(b)Counterparts of the 2014 Fee Agreement duly executed by each Borrower and each Guarantor have been received by Lender;

(c)Funds in the amount of Three Million, Four Hundred Thousand and No/100 Dollars ($3,400,000) shall have been transferred from the Cash Collateral Account and applied to the outstanding principal balance of the Loan;

(d)The representations and warranties made pursuant to Section 10 of this Amendment shall be true and correct; and

(e)The Loan Parties have paid all reasonable and documented expenses incurred by Lender in connection with the execution and delivery of this Amendment, together with reasonable fees and actually incurred expenses of Lender’s counsel with respect to the Loan and the Loan Documents, whether relating to this Amendment and related post-closing matters, or otherwise.

12.    Representations and Warranties. Each of the Loan Parties represents and warrants as follows:

(a)    The execution, delivery and performance by each Borrower and each Guarantor of this Amendment are within each such party’s legal powers, have been duly authorized by all necessary shareholder, partner or member action and do not contravene (i) any such Borrower’s or any such Guarantor’s organizational documents, respectively, or (ii) any law or contractual restriction binding on or affecting such Person;

(b)    No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, except for those already obtained or made, is required for the due execution, delivery and performance by any Borrower or any Guarantor of this Amendment;

(c)    This Amendment constitutes the legal, valid and binding obligations of each such party, enforceable against such Person in accordance with their respective terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditor’s rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(d)    All of the representations and warranties of the Loan Parties in the Loan Documents are true and correct in all material respects as of the date hereof (or if such representations and warranties by their terms relate solely to an earlier date, then as of such earlier date); and

(e)    No Default or Event of Default is existing and none would result, in each case upon this Amendment becoming effective and after giving effect hereto.

13.    Reaffirmation of Guaranties. By execution of this Amendment, each Guarantor reaffirms and restates its guaranty of the Obligations pursuant to its Guaranty and agrees that its obligations thereunder are not released, diminished, impaired or reduced or otherwise adversely affected by this Amendment, except as expressly provided herein with respect to the Parent Guaranty.

14.    Release of Claims. As further consideration to induce the Lender to execute, deliver and perform this Amendment, each Borrower and each Guarantor hereby represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses, counterclaims, or demands of any kind, character or nature whatsoever, fixed or contingent, which such Borrower or such Guarantor may have, or claim to have, against the Lender in connection with the Loan, the Loan Agreement and the other Loan Documents, and each Borrower and each Guarantor hereby releases, acquits, and forever discharges the Lender, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Lender (collectively, the “Released Parties”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Borrower or such Guarantor may have or claim to have now against each of such Released Parties from the beginning of time until and through the Fourth Amendment Effective Date.

15.    Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof: (a) each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended and modified hereby, and (b) each reference in the Parent Guaranty to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to the Parent Guaranty, and each reference in the other Loan Documents to the “Parent Guaranty,” “thereunder,” “thereof” or words of like import referring to the Parent Guaranty, shall mean and be a reference to the Parent Guaranty as amended and modified hereby and as amended by the First Amendment, the Second Amendment, and Third Amendment.

16.    Costs, Expenses and Taxes. Borrowers agree to pay on demand all reasonable out-of-pocket expenses of Lender actually incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Lender’s counsel with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

17.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of laws principles thereof.

18.    Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

19.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWERS:	WOODLAND HILLS HC PROPERTY HOLDINGS, LLC
NORTHRIDGE HC&R PROPERTY HOLDINGS, LLC
APH&R PROPERTY HOLDINGS, LLC, each a Georgia limited liability company,

By: /s/ Boyd P. Gentry
Name:    Boyd P. Gentry
Title:    Manager

WOODLAND HILLS HC NURSING, LLC
NORTHRIDGE HC&R NURSING, LLC
APH&R NURSING, LLC each a Georgia limited liability company,

By: /s/ Boyd P. Gentry
Name:    Boyd P. Gentry
Title:    Manager

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Execution of Fourth Amendment to Secured Loan Agreement
and Payment Guaranty Continued]

GUARANTORS:	ADCARE HEALTH SYSTEMS, INC.,
a Georgia corporation

By: /s/ Ronald W. Fleming
Name:    Ronald W. Fleming
Title:    Chief Financial Officer

ADCARE OPERATIONS, LLC, an Ohio limited liability company

By: /s/ Boyd P. Gentry
Name:    Boyd P. Gentry
Title:    Manager

ADCARE PROPERTY HOLDINGS, LLC, a Georgia limited liability company

By: /s/ Boyd P. Gentry
Name:    Boyd P. Gentry
Title:    Manager

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[Execution of Fourth Amendment to Secured Loan Agreement
and Payment Guaranty Continued]

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Eric Hafertepen
	Name:	Eric Hafertepen
	Title:	Vice President